UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2013 (February 20, 2013)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

A.	Amendment to Credit Facility

On February 20, 2013 (the “Effective Date”), Glimcher Properties Limited Partnership (“GPLP”), an affiliate of Glimcher Realty Trust (the “Registrant”), executed a Fourth Amended and Restated Credit Agreement, dated as of the Effective Date (the “Agreement”), with KeyBank National Association (“KeyBank”), as administrative agent, Bank of America, N.A. (“BofA”) and Wells Fargo Bank, N.A. (“Wells”), each as a co-syndication agent, U.S. Bank National Association (“U.S. Bank”), PNC Bank, National Association (“PNC”), and Huntington National Bank (“Huntington”), each as a co-documentation agent, Raymond James Bank, N.A. (“RJB”), Goldman Sachs Bank USA (“Goldman”), and Fifth Third Bank (“Fifth Third”) as additional signatories to the Agreement (KeyBank and each of the other banks listed, collectively, the “Lenders”).

The Agreement amends GPLP’s Amended and Restated Credit Agreement, dated as of December 14, 2006, as amended by the Second Amended and Restated Credit Agreement, dated as of March 30, 2011, and Third Amended and Restated Credit Agreement, dated as of October 12, 2011, and modifies the terms of GPLP’s existing revolving credit facility (the “Facility”) as follows: (i) converts the Facility from a secured facility to an unsecured facility and releases existing liens on certain properties owned by GPLP or its affiliates that currently serve as mortgage collateral for the Facility, (ii) extends the Facility’s maturity date from October 12, 2014 to February 20, 2017 with one option to extend the maturity date an additional year to February 20, 2018 (the “Extension Option”), (iii) lowers the Facility’s interest rate, which is determined based on the ratio of total indebtedness to total asset value, to a rate between LIBOR plus 1.65% per annum (or an alternative base rate plus 0.65%) and LIBOR plus 2.25% per annum (or an alternative base plus 1.25%) (the “Interest Rate Range”), and (iv) modifies certain financial covenants existing under the Facility.

Under the Agreement, any outstanding advances from the Facility and all other unpaid obligations not required to be repaid earlier under the Agreement shall be paid in full by the applicable maturity date.  GPLP is also permitted under the Agreement to make optional prepayments of outstanding principal under certain conditions. Under the Agreement, the maximum borrowing availability of the Facility (the “Facility Amount”) remains at $250 million and the ability of GPLP to increase the Facility Amount up to $400 million is maintained, provided either new financial institutions as Facility lenders are added or GPLP obtains the agreement from the existing Lenders to increase their lending commitment. With respect to the option to extend the maturity date, GPLP must provide proper notice to KeyBank and pay an extension fee of 0.25% of the Facility Amount. As of the Effective Date, the amount of borrowings outstanding on the Facility was approximately $34 million. Additionally, the Agreement requires that in the event that GPLP fails to repay the outstanding amount of another credit facility more fully described below, then: (i) Lenders shall take a pledge of equity interests in a pool of unencumbered assets of GPLP consisting of six shopping centers, two community centers, and certain outparcels, (ii) the LIBOR spread and base interest rate spread within the Interest Rate Range will increase by 0.35%, and (iii) the Extension Option will be eliminated.

In connection with the Agreement’s execution, the Registrant and its affiliate, Glimcher Properties Corporation (“GPC”), executed an Amended and Restated Parent Guaranty, dated as of the Effective Date (the “Guaranty”), under which the Registrant and GPC guaranteed the: (i) repayment of the promissory notes (the “Notes”) issued by the Lenders under the Agreement, (ii) payment of costs relating to the Lenders’ enforcement of the Agreement, Guaranty, Notes, and other related documents (the “Loan Documents”), and (iii) performance of all of the obligations, duties, covenants, and agreements of GPLP under the Loan Documents.  Additionally, certain subsidiaries of GPLP executed an Amended and Restated Subsidiary Guaranty, dated as of the Effective Date, guaranteeing GPLP’s performance and repayment obligations under the Loan Documents to the same extent which the Registrant and GPC guaranteed GPLP’s performance and repayment under the Guaranty.

The Agreement contains customary provisions for facilities of this nature with respect to events of default. In the event of bankruptcy or another event of default that remains uncured, the Lenders may accelerate repayment of all outstanding amounts owed and terminate the Facility.  In connection with executing the Agreement and modifying the Facility, GPLP paid approximately $1.8 million in closing, arrangement, and amendment fees.

B.	Additional Secured Credit Facility

Concurrently with the execution of the Agreement, GPLP executed a Secured Line of Credit Loan Agreement, dated the Effective Date (the “Credit Agreement”), with KeyBank, as administrative agent, BofA and Wells, each as a co-syndication agent, U.S. Bank, PNC, and Huntington, each as a co-documentation agent, along with Goldman and Fifth Third, each as additional signatories to the Credit Agreement (KeyBank and each other listed bank, collectively, the “Credit Lenders”).

Under the Credit Agreement, the Credit Lenders have provided GPLP with a fully funded secured line of credit facility in the original aggregate amount of $45 million (the “Secured Facility”). The maturity date for the Secured Facility shall be the earlier to occur of: (i) May 19, 2014 and (ii) the date of repayment of all or any part of the existing mortgage loan secured by The Outlet Collection¦Jersey Gardens (the “Maturity Date”). GPLP shall make interest only payments during the term of the Secured Facility. Any outstanding advances from the Secured Facility and all other unpaid obligations not required to be repaid earlier under the Credit Agreement shall be paid in full by the Maturity Date. The interest rate for the Secured Facility shall be LIBOR plus 2.50% per annum. GPLP is also permitted under the Credit Agreement to make optional prepayments of outstanding principal under the Secured Facility subject to certain conditions. Collateral for the Secured Facility consists of the collateral assignment of membership interests in three limited liability companies and of the partnership interest in one limited partnership, all four of which are affiliates of GPLP and that separately hold title to four different regional enclosed shopping malls within GPLP’s real estate portfolio.

In connection with the Credit Agreement’s execution, the Registrant and GPC executed a Parent Guaranty, dated as of the Effective Date (the “Second Guaranty”), under which the Registrant and GPC guaranteed the: (i) repayment of the promissory notes (the “Secured Notes”) issued by the Credit Lenders under the Credit Agreement, (ii) payment of costs relating to the Credit Lenders’ enforcement of the Credit Agreement, Second Guaranty, Secured Notes, and other related documents (the “Secured Loan Documents”), and (iii) performance of all of the obligations, duties, covenants, and agreements of GPLP under the Secured Loan Documents.

The Credit Agreement contains customary provisions for facilities of this nature with respect to events of default.  In the event of bankruptcy or another event of default that remains uncured, the Secured Lenders may accelerate repayment of all outstanding amounts owed and terminate the Secured Facility.  In connection with executing the Credit Agreement and creating the Secured Facility, GPLP paid approximately $0.1 million in commitment fees.

KeyBank, U.S. Bank, Wells, Huntington, BofA, PNC, and an affiliate of Goldman have each provided mortgage loans or other credit facilities with respect to certain properties owned by affiliates of GPLP and the Registrant. Affiliates of BofA, Goldman, KeyBank, and Wells have, from time to time, performed various financial advisory, investment banking, and underwriting services for the Registrant for which they received customary fees and expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2013	Glimcher Realty Trust (Registrant) /s/ Mark E. Yale Mark E. Yale Executive Vice President, Chief Financial Officer & Treasurer